Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Robert S. Bland, the Chief Executive Officer of Quotesmith.com, Inc. (the “Company”), hereby certify that, to the best of my knowledge and belief:

(1)          The Company’s Annual Report on Form 10-K for the year ended December 31, 2004 as amended by this Form 10-K/A (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT S. BLAND
Name: Robert S. Bland
Title: Chief Executive Officer
Date: April 5, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Quotesmith.com, Inc. and will be retained by Quotesmith.com, Inc and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act of 1934, as amended.